Exhibit 99.1

Ariba Provides Anticipated Results for the Quarter

Ended March 31, 2005

Company Schedules Conference Call for This Afternoon

Sunnyvale, CA, April 7, 2005 – Ariba®, Inc. (Nasdaq: ARBA), the leading spend management solutions provider, today announced anticipated financial results for the second quarter of fiscal year 2005 ended March 31, 2005.

The company anticipates total revenues for the second quarter of fiscal year 2005 to be approximately $79 million to $81 million. The company anticipates license revenues for the quarter to be approximately $12 million, subscription and maintenance revenues to be approximately $31 million, and services and other revenues to be approximately $37 million. The company’s previous guidance for the quarter anticipated total revenues of approximately $82 million to $87 million, with license revenues of approximately $15.5 million to $17.5 million, subscription and maintenance revenues of approximately $30 million and services and other revenues of approximately $37 million to $39 million.

The company anticipates net loss for the quarter to be approximately $8 million to $9 million, or a loss of approximately $0.13 to $0.15 per share. The expected net loss for the quarter includes anticipated charges of approximately $5.5 million for amortization of intangible assets, $4.3 million for stock-based compensation, and $3.5 million for restructuring and integration costs. Excluding these items, the company expects non-GAAP net income to be approximately $4 million to $5 million, or a profit of approximately $0.06 to $0.08 per share.

“The broad market environment for enterprise software remains soft. While we have a significant number of opportunities with customers, the rate and pace of closing deals was below expectations,” said Bob Calderoni, CEO, Ariba. “I am pleased that, despite a shortfall in revenue, we will still generate $4 million to $5 million of non-GAAP profit.”

Conference Call Information

Ariba will host a conference call today, Thursday, April 7, 2005, at 2:00 p.m. PDT/5:00 p.m. EDT to discuss the preliminary results for the second quarter of fiscal year 2005. To join the call, please dial (877) 375-2162 in the United States and Canada, or (973) 582-2734 for other international locations. There will also be a live web broadcast available on the investor relations section of the company’s website at www.ariba.com or at www.vcall.com. A replay of this call will be available through Thursday, April 14, 2005 by dialing (877) 519-4471 in the United States and Canada, or (973) 341-3080 for other international location and entering ID # 5942404.

Ariba plans to release its full financial results for the second quarter of fiscal year 2005 and host another conference call on Thursday, April 21, 2005. A news release with the company’s financial results will be available after the close of the market on the same day.

About Ariba, Inc.

Ariba, Inc. is the leading provider of Spend Management solutions to help companies realize rapid and sustainable bottom line results. Successful companies around the world in every industry use Ariba Spend Management software and services. Ariba can be contacted in the U.S. at 1.650.390.1000 or at www.ariba.com.

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Copyright© 1996 – 2005 Ariba, Inc.

Ariba and the Ariba logo are registered trademarks of Ariba, Inc. Ariba Spend Management, Ariba Spend Management. Find it. Get it. Keep it., Ariba. This is Spend Management, Ariba Solutions Delivery, Ariba Analysis, Ariba Buyer, Ariba Category Management, Ariba Category Procurement, Ariba Contract Compliance, Ariba Contracts, Ariba Contract Management, Ariba Contract Workbench, Ariba Data Enrichment, Ariba eForms, Ariba Sourcing, Ariba Invoice, Ariba Travel & Expense, Ariba Workforce, Ariba Supplier Network, Ariba Supplier Performance Management, Ariba PunchOut, Ariba QuickSource, PO-Flip, Ariba Settlement and Ariba Spend Management Knowledge Base are trademarks or service marks of Ariba, Inc. Ariba Proprietary and Confidential. All rights reserved. Patents pending. All other trademarks are property of their respective owners.

Ariba Safe Harbor

Safe Harbor Statement under the Private Securities Litigation Reform Act 1995: Information and announcements in this release involve Ariba’s expectations, beliefs, hopes, plans, intentions or strategies regarding the future and are forward-looking statements that involve risks and uncertainties. All forward-looking statements included in this release are based upon information available to Ariba as of the date of the release, and we assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to Ariba’s operating and financial results to differ materially from its current expectations include, but are not limited to: delays in development or shipment of new versions of Ariba’s products and services; lack of market acceptance of Ariba’s existing or future products or services; inability to continue to develop competitive new products and services on a timely basis; introduction of new products or services by major competitors; the ability to attract and retain qualified employees; difficulties in assimilating acquired companies; long and unpredictable sales cycles and the deferrals of anticipated orders; declining economic conditions; inability to control costs; changes in the company’s pricing or compensation policies; significant fluctuations in our stock price; the outcome of and costs associated with pending or potential future regulatory or legal proceedings; the impact of our acquisitions, including the disruption or loss of customer, business partner, supplier or employee relationships; and the level of costs and expenses incurred by Ariba as a result of such transactions. For example, Ariba recently settled patent infringement filed against it by ePlus, Inc. for $37.0 million and incurred significant related legal expenses. Factors and risks associated with its business, including a number of the factors and risks described above, are discussed in Ariba’s Form 10-K filed December 14, 2004

Investor Contact:

John Ederer

Ariba, Inc.

(650) 390-1000

Media Contact:

Donna Maurillo

Ariba, Inc.

(650) 390-1773

Ariba, Inc. and Subsidiaries

Reconciliation of Outlook for the Quarter Ending March 31, 2005

(Unaudited; in thousands, except per share data)

Revised Outlook April 7, 2005

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP projected operating results for the period indicated below:

	Range for the Three Months Ending March 31, 2005
	Low	High
Projected expense reconciliation:
GAAP projected total expenses	$88,300	$89,300
Amortization of intangible assets	(5,500)	(5,500)
Stock-based compensation	(4,300)	(4,300)
Restructuring and integration costs	(3,500)	(3,500)

Non-GAAP projected total expenses	$75,000	$76,000

	Range for the Three Months Ending March 31, 2005
	Low	High
Projected net income (loss) reconciliation:
GAAP projected net loss	$(9,300)	$(8,300)
Amortization of intangible assets	5,500	5,500
Stock-based compensation	4,300	4,300
Restructuring and integration costs	3,500	3,500

Non-GAAP projected net income	$4,000	$5,000

	Range for the Three Months Ending March 31, 2005
	Low	High
Projected net income (loss) per share reconciliation:
GAAP projected net loss per share—basic	$(0.15)	$(0.13)
Amortization of intangible assets	0.09	0.09
Stock-based compensation	0.07	0.07
Restructuring and integration costs	0.06	0.06

Non-GAAP projected net income per share—basic	$0.06	$0.08

Non-GAAP projected net income per share—diluted	$0.06	$0.08

Ariba provides quarterly and annual financial statements that are prepared in accordance with generally accepted accounting principles (GAAP). In addition, Ariba provides certain non-GAAP financial information. This non-GAAP financial information excludes the following types of costs and expenses that are included in GAAP: i) amortization of intangible assets, ii) stock-based compensation, and iii) restructuring and integration costs. Management reviews this non-GAAP financial information in evaluating Ariba's historical and projected financial performance, and believes that it may assist investors in assessing its ongoing operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. We have provided a reconciliation of the non-GAAP financial information with the comparable financial information reported in accordance with GAAP for the given period.